Exhibit 99.1

Teleflex Announces Leadership Transition

Stuart Randle Appointed Interim President and CEO

Board Initiates Search for Permanent CEO

Dr. Stephen Klasko Appointed Chairman of the Board

Company Provides Update on Preliminary Full Year 2025 Revenue Results

Wayne, Pa., January 8, 2026 – Teleflex Incorporated (NYSE: TFX) today announced that Stuart Randle, a member of the Company’s Board of Directors, has been appointed Interim President and Chief Executive Officer, effective immediately. Mr. Randle succeeds Liam Kelly, who departs as Chairman, President and CEO of the Company. Dr. Stephen Klasko, the Company’s Lead Director, has been named Chairman of the Board.

The Board has engaged Spencer Stuart, a leading executive search firm, to assist in a comprehensive search process to identify a permanent CEO.

“With the announced sale of our Acute Care, Interventional Urology and OEM businesses, Teleflex is entering its next phase as a more focused, higher-growth organization, as well as executing on the announced transactions and focusing on core critical care and high-acuity hospital markets," said Dr. Klasko. “The Board determined this is the right time to transition leadership and best position the Company for the future. Stuart brings over 35 years of deep medical device leadership and long-standing familiarity with Teleflex as a Board member, and we are confident he will lead effectively during this period."

“I’m pleased to serve as Teleflex’s Interim CEO and work alongside the talented leadership team, as well as Steve and the Board, to advance our transformation, drive growth and create value for our stakeholders,” said Mr. Randle. “I’m encouraged by the progress we’ve made, including the recently announced transactions, and see great potential ahead. Our leadership team remains focused on execution and continuity, and I look forward to leading Teleflex during this time of transition.”

Dr. Klasko continued, “On behalf of the entire Board, I want to thank Liam for his many contributions to Teleflex over the past 16 years. He has been an important force in driving growth internationally and fostering a purpose-driven company culture focused on excellence, innovation and transparency. We wish him all the best.”

Update on Preliminary Full Year 2025 Revenue Results

Based on information available as of the date of this release, the Company currently expects revenue for the full year 2025 to be $3.270 billion to $3.278 billion as compared to previous guidance of $3.305 billion to $3.320 billion.

The Company noted that the reduction in revenue is principally the result of softer than expected demand for intra-aortic ballon pumps and catheters in the U.S. and Asia at year end and delays in certain purchase orders in the OEM business. Additionally, lower overall order volumes across certain portfolio segments fell short of expectations.

The Company’s preliminary full year 2025 revenue results included herein are based on the Company’s current estimates and expectations. The Company’s financial close process for the quarter is ongoing, and these preliminary results are subject to change and finalization based on customary quarter-end procedures, management review and external audit procedures. The Company cautions investors that if the estimates, expectations or assumptions underlying the preliminary revenue results contained herein prove inaccurate, actual results could differ materially from those expressed in, or implied by, these preliminary revenue results.

The Company expects to report its full fourth quarter and full year 2025 financial results in late February/early March 2026.

About Stuart Randle

Mr. Randle has served on the Teleflex Board of Directors since 2009. He brings over 35 years of medical device company experience that has enabled him to provide valuable insights regarding a variety of business, management and technical issues. Mr. Randle retired from Ivenix, Inc. in December 2018, where he served as Chief Executive Officer for three years. Prior to that, he was President and Chief Executive Officer of GI Dynamics for 10 years.

Prior to joining GI Dynamics, Mr. Randle served as Interim Chief Executive Officer of Optobionics Corporation from 2003 to 2004. Prior to that, he held the position of Entrepreneur in Residence of Advanced Technology Ventures from 2002 to 2003 and was President and Chief Executive Officer of Act Medical from 1998 to 2001. Earlier in his career, Mr. Randle held various senior management positions with Allegiance Healthcare Corporation and Baxter International Inc.

About Teleflex Incorporated

As a global provider of medical technologies, Teleflex is driven by our purpose to improve the health and quality of people’s lives. Through our vision to become the most trusted partner in healthcare, we offer a diverse portfolio with solutions in the therapy areas of anesthesia, emergency medicine, interventional cardiology and radiology, surgical, vascular access, and urology. We believe that the potential of great people, purpose driven innovation, and world-class products can shape the future direction of healthcare.

Teleflex is the home of Arrow™, Barrigel™, Deknatel™, LMA™, Pilling™, QuikClot™, Rüsch™, UroLift™ and Weck™ – trusted brands united by a common sense of purpose. At Teleflex, we are empowering the future of healthcare. For more information, please visit teleflex.com.

Forward-Looking Statements

Certain statements made in this press release, other than statements of historical fact, are forward-looking statements. These statements include, but are not limited to, statements related to the Company’s preliminary full year 2025 revenue results. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” “prospects” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the Company’s business and the industry and markets in which the Company operates. These statements are not guarantees of future performance and are subject to risks and uncertainties, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements due to a number of factors, including changes in business relationships with and purchases by or from major customers or suppliers; delays or cancellations in shipments; demand for and market acceptance of new and existing products; the impact of inflation and disruptions in the Company’s global supply chain on the Company and its suppliers (particularly sole-source suppliers and providers of sterilization services), including fluctuations in the cost and availability of resins and other raw materials, as well as certain components, used in the production or sterilization of the Company’s products, transportation constraints and delays, product shortages, energy shortages or increased energy costs, labor shortages in the United States and elsewhere, and increased operating and labor costs; the Company’s inability to effectively execute the announced sale of its Acute Care, Interventional Urology and OEM businesses; the Company’s inability to integrate acquired businesses into its operations, realize planned synergies and operate such businesses profitably in accordance with the Company’s expectations; the Company’s inability to effectively execute its restructuring programs; the Company’s inability to realize anticipated savings resulting from restructuring plans and programs; the impact of enacted healthcare reform legislation and proposals to amend, replace or repeal the legislation; changes in Medicare, Medicaid and third party coverage and reimbursements; the impact of tax legislation and related regulations; competitive market conditions and resulting effects on revenues and pricing; global economic factors, including currency exchange rates, interest rates, trade disputes, the implementation or threatened implementation of tariffs, sovereign debt issues, and international conflicts and hostilities, such as the ongoing conflicts between Russia and Ukraine and in the Middle East; public health epidemics and pandemics, such as COVID-19; difficulties entering new markets; and general economic conditions. For a further discussion of the risks relating to the Company’s business, see Item 1A, Risk Factors, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent reports filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update these forward-looking statements, except as otherwise explicitly stated by the Company or as required by law or regulation.

Contacts:
Teleflex
Lawrence Keusch
Vice President, Investor Relations and Strategy Development

investor.relations@teleflex.com
610-948-2836